The transactions described in this report involve securities of foreign companies. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial information included in this document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in a foreign country and all of its officers and directors are residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

You should be aware that the issuer may purchase securities otherwise than under the transactions described below, such as in open market or privately negotiated purchases.

This document has been translated from the Japanese-language original for reference purposes only. While this English translation is believed to be generally accurate, it is subject to, and qualified by, in its entirety, the Japanese-language original. Such Japanese-language original shall be the controlling document for all purposes.

Press Release	March 28, 2018

Company name: Idemitsu Kosan Co.,Ltd.

Representative Director and CEO: Takashi Tsukioka

(Company Code: 5019, TSE 1st Section)

Contact person:

Koji Tokumitsu, General Manager, Investor

Relations Office, Treasury Department

(TEL: +81-3-3213-9307)

Idemitsu Kosan Develops Fifth Consolidated Medium-term Management Plan

(FY2018-2020)

Please be informed that Idemitsu Kosan Group has developed its Fifth Consolidated Medium-term Management Plan, covering the three year period from FY2018 through FY2020, as well as drawing up our management vision and management goal, which is based on long-term environmental aspects.

1.	Understanding of current conditions

The Idemitsu Group depends heavily for earnings on the three businesses of petroleum, oil exploration and production, and coal.

While the importance of these businesses, which are connected directly to our social mission of ensuring a stable supply of energy, will remain unchanged in the future as well, but there is an issue with overdependence on the above three businesses for sustainable growth because of uncertainty in earnings due to fluctuations in resource prices and global warming countermeasure. In addition, the sources of energy that are in demand today are changing with the times. As such, there is a need for reforms to our business structure suited to these changes.

2.	Management vision for 2030

(1)Management vision

The Idemitsu Kosan Group has identified as its vision for 2030, “We are an international energy company who creates new value while seeking harmony with the Earth”.

To realize this vision, we will aim to transform ourselves into a resilient corporate entity, by taking on the following challenges:

➣	Supporting the social infrastructure as a supplier of energy and materials

➣	Contributing to enrich society and people’s lives through functional materials

➣	Contributing to economic development in individual countries and regions using the technologies and expertise we have built up in Japan

➣	Creating new businesses through development of next-generation materials and services

(2)Management targets (2030)

We aim to enhance our earnings potential while transforming ourselves with a resilient portfolio—through structurally reforming the petroleum, resource, and other businesses, growing our businesses in growth markets and growth fields, and developing new businesses.

➣	Operating income* of JPY250 billion (vs. JPY203 billion in FY2017)

➣	Achieving a structure in which the three businesses of petroleum, oil exploration and production, and coal account for no more than 50% of operating income (vs. 67% in FY2017)

➣	Achieving a structure in which businesses in growth markets and growth fields and new businesses account for at least 40% of operating income (vs. 17% in FY2017)
*	Excluding inventory impact and including income from equity method affiliates

3.	Fifth Consolidated Medium-term Management Plan (FY2018-2020)
(1)	Priority topics
(i)	Realizing a resilient business portfolio
A.	Structural reforms to the three businesses of petroleum, oil exploration and production, and coal
B.	Business expansion in growth markets and growth fields
C.	Creation of new businesses towards 2050
(ii)	Enhancing initiatives from the perspectives of the environment, society, and governance
(2)	Business strategies
(i)	Structural reforms to the three businesses of petroleum, oil exploration and production, and coal
A.	Generating synergies from the alliance with Showa Shell Sekiyu and realizing management integration
B.	Developing new services to increase the value of the domestic retail network and stimulate local activities
C.	Increasing overseas petroleum sales ratio to 50%
D.	Shifting from oil exploration and production to gas field development
E.	Promoting low-carbon solutions

(ii)	Business expansion in growth markets and growth fields
A.	Expanding alliances with overseas producers (lubricants, performance chemicals)
B.	Enhancing overseas production facilities for lubricants, performance chemicals, and electronic materials
C.	Enhancing the R&D structure to accelerate product development
(iii)	Creation of new businesses towards 2050
A.	Developing and commercializing a key material for all-solid-state lithium ion batteries
B.	Enhancing corporate R&D to develop next-generation materials
(iv)	Enhancing initiatives from the perspectives of the environment, society, and governance
A.	Establishing a Corporate Sustainability Department (April 2018)
B.	Establishing a Group-wide sustainability initiatives policy and implementing related activities
(3)	Management targets (Units: JPY billion)

	FY2017 forecasts	FY2020 plans
Net sales	3,650	4,000
Operating income*1	203	203
Net income	120	130
Return on equity*2	16.5%	More than 10%
Net debt equity ratio	0.95	0.7 or less
*1	Excluding inventory impact and including income from equity method affiliates
*2.	Net income (Excluding inventory impact, one-time factors)/Shareholders equity

(4)	Investment strategies

Total investment: JPY390 billion (FY2018-2020)

Of this total amount, 67% (JPY260 billion) will be allocated to strategic investments, of which 62% (JPY160 billion) will be allocated to investing in growth and creating new businesses.

Strengthening the business foundation	Petroleum (domestic): Maintaining the retail network, improving refining facilities; Resource: maintaining the foundation
Investing in growth; Creating new businesses

Petroleum (overseas): Business expansion; Resource: Gas field development (new fields); Lubricants: Enhancing overseas facilities; Electronic materials: Enhancing OLED production capacity; New businesses: Developing new materials, etc.

(5)	Returns to shareholders
(i)	Policy on returns to shareholders

Considering returns to shareholders to be an important responsibility of management, we will strive to continue stable payment of dividends with consideration for balancing strategic investment towards strengthening existing businesses and deploying future businesses, improvements to the Group’s financial structure, and operating results.

(ii)	Concept of the Fifth Medium-term Management Plan

We intend to enhance returns to shareholders in stages, reflecting the generation of free cash flow and based on a policy of stable dividends.

Appendix: Fifth Consolidated Medium-term Management Plan (FY2018-2020)

Cautionary note on forward-looking statements

Forward-looking statements concerning the Idemitsu Kosan Group’s forecasts of operating results, strategies, and management policies that are not historical facts represent forward-looking statements based on management’s judgment of economic and financial data available as of the publication date.

Factors that may impact actual operating results include potential risks and uncertainties such as economic conditions, oil prices, trends in demand for Petroleum Products, market conditions, exchange rates, and interest rates.

Accordingly, please note that actual operating results may differ substantially from the Company’s forecasts of operating results, due to changes in these factors.

Fifth Consolidated
Medium-term Management Plan
(FY2018~2020)
March 28, 2018
Idemitsu Kosan Co.,Ltd.

Our Understanding of Our Current Business Structure
We are currently dependent on 3 businesses (petroleum, oil exploration and production, and coal) for a large portion of our earnings. The importance of these businesses will not change, as they are directly related to our social mission of “stable energy supply”
On the other hand, overdependence on these businesses raises issues from the perspective of sustainable growth, given earnings instability from fluctuations in resource prices and market trends as well as global warming-related initiatives in light of the Paris
Agreement
The sources of energy that are in demand today are changing with the times. As such, there is a need for reforms to our business structure suited these changes
Operating Income from the “3 Businesses”
and Dubai Crude Oil Price Trends
2,000
Operating
Income
(¥100
millions)
Crude Oil Price
(USD/bbl.)
Crude Oil
Price
Operating Income
from Other
Businesses
FY2008 FY2009
FY2010
FY2011
FY2012
FY2013
FY2014
FY2015
FY2016
FY2017
Operating Income from the
“3 Businesses”
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Positioning of the Fifth Consolidated Medium-term Management Plan
2050, with
2030 as a
Milestone
Expected
environment
in
2030
Vision for
2030
Challenges
to
overcome
towards
the vision
Key
challenges
in the Fifth
Mediumterm
Plan
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

2050, with 2030 as a Milestone
It is very likely that our raison d’etre will be brought into question over the next 30-50 years, given that fossil fuels make up our core business
As a mixture of multiple scenarios must be considered when setting goals for 2050, we set 2030 as a milestone with a more certain and more readily imaginable future
2050
2030
2018
Mixture of multiple
Scenarios
Milestone
Backcast
Fifth Medium-term Plan
World Primary Energy Demand
(solid line: technological advancement,
dotted line: reference)
Petroleum
Coal
Gas
Renewable Energy
Nuclear Energy
(Source: Institute of Energy Economics, Japan)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Expected Environment in 2030
Increase in world population, decrease in domestic population
Outstanding Asian economic growth and increase in energy demand
Aggregation of climate variability
Increased price volatility of resources
Changes in social and industrial structures due to technological innovation
Changes in personal and work-related values
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Vision for 2030
<2030 Vision>
In Japan, Asia and various other countries,
“We are an international energy company who creates new
value while seeking harmony with the Earth”
We will become a resilient corporate entity which
supports the social infrastructure as a supplier of energy and materials contributes to enrich society and people’s lives through functional materials contributes to economic development in individual countries and regions using the technologies and expertise we have built up in Japan creates new businesses through development of next-generation materials and services
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Challenges to Overcome towards the Vision
Realize a resilient business portfolio
Structural reforms to the 3 businesses
(2) Business expansion in growth markets & fields
Enhancing initiatives from the perspectives of the
2 environment, society, and governance

Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved. 7

Management Targets(2030)
Operating income
Share of the 3 business within
the company (operating income )
Growing Markets/Areas + new
businesses (operating income )
*Excluding inventory impact and including income from equity method affiliates
2017
2030
¥203 billion
¥250 billion
67%
(¥135 billion)
<50%
(¥120 billion)
17%
>40%

Restructuring

Growing Markets/Areas
FY2017 FY2020 FY2030
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Vision for 2030 and Positioning of the Fifth Medium-term Plan
We formulate timetable towards 2030 in the term of Fifth Medium-term Plan as a starting point towards our vision for 2030
Fifth
Medium-term
Plan
Sixth
Seventh
Eighth
Challenges to Overcome towards
the Vision
Achieve a resilient business portfolio
Revamp the 3 businesses and reduce
dependence on them
Expand operations in growing markets
and growing areas
Create new businesses towards 2050
Strengthen ESG efforts
Vision
We are an international energy company
who creates new value while seeking
harmony with the Earth
Become a resilient entity which
supports the social infrastructure as a
supplier of energy and materials
contributes to enrich society and people’s life
through functional materials
contributes to economic development in
individual countries and regions using the
technologies and expertise we have built up
in Japan
creates new businesses through
development of next-generation materials
and services
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Key Challenges in the Fifth Medium-term Plan
Formulated a timetable towards 2030 in the Fifth Medium-term Plan and focused on the following challenges
Realize a resilient business portfolio
Structural reforms to the 3 businesses
Generate synergies from the alliance with Showa Shell
Sekiyu and realize management integration
Developing new services to increase the value of the
domestic retail network and vitalize local communities
Increase overseas petroleum sales ratio to 50%
Shift from oil exploration and production to gas field
Development
Promote low-carbon solutions
(establishing coal-biomass mixed combustion
technology which reduces carbon emission)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Key Challenges in the Fifth Medium-term Plan
Realize a resilient business portfolio
Business expansion in growth markets & fields
Expanding alliances with overseas producers (lubricants,
performance chemicals)
Enhancing overseas production facilities for lubricants,
performance chemicals, and electronic materials
Enhancing the R&D structure to accelerate product development
Creation of new businesses towards 2050
Developing & commercializing a key material for all-solid-state lithium ion battery
Enhancing corporate R&D to develop next-generation materials
Enhancing initiatives from the perspectives of the
2 environment, society, and governance
Establishing a Corporate Sustainability Department (April 2018)
Establishing a Group-wide sustainability initiatives policy and implementing related activities
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Fifth Medium-term Plan Management Targets
Operating
Income
Reference) Operating income assuming integration with
Showa Shell Sekiyu
¥110 billion FY2016 FY2017 FY2020 ¥203 billion ¥203 billion
Net Income

(excluding inventory impact

and one-time factors)
¥65 billion
¥119 billion
¥300 billion
¥130 billion
12.0% 16.5%
>10% 1.65 0.95 <0.7
ROE
Net D/E
*1Excluding inventory impact and including income from equity method affiliates
*2ROE:Net Income(excluding inventory impact and one-time factors)/Shareholders equity

FY2020
Dubai $/BBL 46.9 54.9 60.0
Coal NEWC $/t 66.0 88.9 72.0
Foreign Exchange USD JPY/USD 109.4 112.0 111.0
Assumptions
Crude Oil
FY2016
FY2017
FY2020

Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Segment Operating Income
(Excluding inventory impact and including income from equity method affiliates)
Forecasting income of over ¥200 billion due to structural reforms in the petroleum business and returns from past investments, despite reduced domestic demand and a decline in resource prices
Petro-chemical
Petroleum Resources
Others
Equity method
income, etc.
(¥100 millions)
<Change vs. FY2017>
Petroleum -110 (decrease in domestic
Petroleum
Petroleum -110 (decrease in domestic
demand and margins)
products
(+100)
Alliance synergies +150
Lubricant oils, etc. +60
Petrochemical
(-90)
Functional chemicals +30
Basic chemicals -120
(decreased margins)
Resources
(-220)
Oil development -40 (decreased
production)
Coal -180 (weak market conditions)
Others
(+50)
Increase from electronic
materials (OLED) etc. +50
Equity
method
etc. (+160)
Nghi Son Refinery,
Showa Shell Sekiyu, etc. +160
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Cash Flow Allocation(3-year total)
Carefully select investments will increase returns to
shareholders and improve financial structure
Net income +
depreciation,
etc.
¥570 billion
Strategic
investments
¥260 billion
Maintenance
¥130 billion
Free cash flows
¥180 billion
Focused investments in
growth markets, growth
areas, and structural
reforms
Increase returns
to shareholders
Improve financial
structure
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Investment Strategies

出光

◇Growth investments

Focused investments in growth markets, growth areas, and structural reforms

- ✓ Strengthen overseas lubricant oil strongholds
- ✓ OLED materials / Strengthen overseas manufacturing capacity
- ✓ Gas field development / New fields in Vietnam
- ✓ Petroleum / Strongholds in North America
- ✓ Develop new materials (solid electrolytes)

◇Business foundation

- ✓ Maintain resources business foundation
- ✓ Maintain retail network
- ✓ Upgrade refining facilities

Growth investments ¥160 billion	Business foundation ¥100 billion	Maintenance ¥130 billion
Strategic investments ¥260 billion (85% overseas)		
Total investment ¥390 billion		

Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

15

Returns to shareholders
Policy on returns to shareholders>
✓ Considering returns to shareholders to be an important responsibility of management, we will strive to continue stable payment of dividends with consideration for balancing strategic investment toward strengthening existing businesses and deploying future businesses, improvements to the Group’s financial structure, and operating results.
<Concept of the Fifth Medium-term Management Plan>
✓ We intend to enhance returns to shareholders in stages, reflecting the generation of free cash flow and based on a policy of stable dividends.
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Simultaneously Achieving Sustainable Society and Corporate Growth
✓ Strengthen management of the Idemitsu group value chain, including overseas operations, by establishing Corporate Sustainability Department
• Plan company-wide initiatives
• Identify important issues (materiality) and establish GHG reduction targets, etc.
• Strengthen risk management and governance frameworks
• Create an environment which facilitates self-realization, where each employees challenges him/herself to create new value
• Deepen engagement with stakeholders
<Progress in Strengthening Corporate Governance>
✓ Increased board independence and diversity
1/3 of board composed of independent outside members; board of 11 members includes one woman and one foreign national
✓ Established appointment and compensation advisory committees (composed of 3 outside board members)
✓ Regular management and safety/security advisory committee meetings (inviting external members)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Simultaneously Achieving Sustainable Society and Corporate Growth

Environmental Burden Reduction Initiatives

- ✓ Solutions to reduce coal consumption with AI software and combustion research at Coal & Environment Research Laboratory
- ✓ Develop new biomass fuel
- ✓ Develop renewable energy including biomass power generation and geothermal power
- ✓ Reduce energy consumption through increased OLED penetration
- ✓ Lighter end products through use of performance chemicals

Geothermal

Idemitsu Oita Geothermal
Steam supply ~27,500kW



Binary power generation
5,050kW



- ✓ New projects (Oyasu, Amemasudake, etc.)

Wind Power

Futamata Wind Power Generation Plant
51,000kW
(40% stake)



Solar Energy Generation (Megasolar)

Generation capacity:
15,210kW total
Moji (#1, #2)
Himeji
Onahama



Biomass Power Generation

Tosa Power Generation Plant
6,250kW (50% stake)
Ono Power Generation Plant
7,000kW Class(10% stake)



Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.
18

Segment Business Strategy: Petroleum Products
Petroleum
<Domestic Initiatives>
✓ Rapidly achieve synergies and promote alliance with Showa Shell Sekiyu
✓ Introduce new business menus to strengthen retailer and retail outlet operating capabilities
✓ Enhance cost competitiveness and reliability of facility operations in light of changes in the environment and statutes
<Overseas Initiatives>
✓ Expand business with a focus on the pan-Pacific (Southeast Asia, Oceania, West Coast of the Americas
✓ Stabilize operations at Vietnam Nghi Son Refinery
Lubricant Oil
✓ Build or enhance capacity of overseas factories, mainly in Southeast Asia, China, and the United States
✓ Reinforce sales of Idemitsu brand automotive lubricant oil and industrial lubricant oil/grease
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Alliance with Showa Shell Sekiyu

- ✓ Targeting annual synergies of over ¥30 billion/year from 2019 onward
- ✓ Continue strategic meetings between management of both sides to facilitate integration

Synergies with Showa Shell Sekiyu (Total)

Area	Item	Expected Impact
Crude Oil Procurement	1) Joint procurement 2) Joint tanker operation	¥1 billion
Supply/ Demand, Overseas	1) Integrated optimal production plan system 2) Mutual interchange of petroleum products and semi-products 3) Integrate imports/exports	¥12 billion
Mfg/ Procurement	1) Implement best practices for improving refining margins 2) Joint procurement (refineries/factories)	¥7 billion
Logistics/ Sales	1) Mutual use of oil depots, cooperative distribution 2) Sharing of corporate cards – Launch planned for April 2018	¥4 billion
Other	1) Company-wide joint procurement (other than refineries/factories) 2) Other (lubricant oils, chemicals, IT systems, corporate divisions, etc.)	¥6 billion

Refinery/Factory Locations

Alliance Name:

be:

Brighter Energy Alliance


Idemitsu Kosan
Showa Shell Group + Fuji Oil

Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

20

Petroleum Products Business: Overseas Development
✓ Engage in strategic investments including M&A to strengthen the value chain of the petroleum business in Southeast Asia, Oceania, and North America
✓ Targeting annual volume of 21 million kl* in FY2020 *excludes Nghi Son
Vietnam Nghi Sone Refinery completed (2017) Vietnam Idemitsu Q8 first SS launched (2017)
Hub for petroleum
Idemitsu
Acquired fuel oil sales company Freedom Energy (2012), Trinity (2018)
(Reference: 2020 domestic fuel oil sales volume: 24 million kl)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Nghi Son Refinery Commences Operations

✓ Processing started in March 2018, product shipping to commence in April for aiming to achieve stable full-scale operations in a timely manner

✓ Earnings contribution expected from FY2020

Current Progress



Bird-eye View



VLCC

Investment Ratio

Idemitsu (~$1.4 billion) :	35.1%	PetroVietnam :	25.1%
Kuwait Petroleum Int'l :	35.1%	Mitsui Chemical:	4.7%

Operational Strengths

1. All petroleum products supplied to PetroVietnam
2. Stable procurement of Kuwaiti heavy crude oil
3. High equipment rate and petrochemical complex (zero heavy oil production)

Nghi Son Refinery: Major Facilities

- Crude Distillation unit (CDU): 200,000 B/D
- Residue hydrodesulfurization unit (RH) :105,000 B/D
- Residue fluid catalytic cracking unit (R-FCC) : 80,000 B/D
- Paraxylene capacity : 700,000 t/year
- Polypropylene capacity : 400,000 t/year
- Benzene capacity : 250,000 t/year
- Crude oil used : Kuwaiti heavy oil (designed API: 30.2)

Anticipated Equity Method Income to Idemitsu


FY2017
FY2018
FY2019
FY2020

Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

22

Expansion of the Lubricant Oil Business
FY2020 global sales target: 1.5 million KL (about 60% sold overseas)
Aiming to become global top 5 in medium-to-long term (currently 8th)
Lubricant Oil Sales Volume Trend
Units: Thousand kl
Overseas
Dome stic
Overseas Locations
(March 2018)
ãƒ28 manufacturing locations
ãƒ»37 sales locations
New Factory Construction and Capacity Enhancement Plans
ãƒ»Enhance overseas production capacity by 1.5x
(2020, vs. 2017)
- Construct second factory: US, Indonesia, China
- Enhance production capacity: Vietnam, etc.
ãƒ»Establish sales subs: Philippines, etc.
Major Initiatives
ãƒ»Increase sales to overseas automotive manufacturersãƒ»Accelerate global development of industrial oilsãƒ»Strengthen sales of new oils which benefit from changes in the demand structure (EV penetration, robotization etc.)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Segment Business Strategy: Petrochemical Products
Basic Chemicals
Olefin>
Achieve high capacity utilization and stable earnings by providing raw materials to industrial complexes
Enhance cost competitiveness through diversifying raw materials and enhancing equipment efficiency (Tokuyama)
<Aroma>
Business expansion through launch of Nghi Son project
Promote fuel-to-chemical (mixed xylene extraction device completed in 2018)
Performance Chemicals
Expand operations in growth markets by leveraging proprietary technologies in engineering plastics and adhesive materials
Strengthen overseas production capacity
Hydrogenated oil resin: constructing manufacturing equipment in Taiwan to produce 25,000 tons/year commencement of operation expected in 2019 (JV with FPCC)
SPS: Considering new manufacturing device overseas
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Segment Business Strategy: Resources
Develop new gas fields in Vietnam and enter the gas business in Southeast Asia
Stable coal supply to Asia where demand is growing; enhance ratio of metallurgical coal
Develop new biomass fuel allowing for mixed combustion with coal
Geothermal development: consider new projects in Hokkaido/Tohoku areas
Oil/Gas Development Business
Vietnam: Develop new gas fields
Norway: Secure reserves through oil field development, etc.
Coal Business
Implement low carbon solutions
-Leverage our coal & environment research    laboratory’s combustion technology
-Consider/promote environment-friendly operations by developing/producing new biomass fuel which allows for mixed combustion with coal, etc.
Geothermal Development Business
Expand geothermal business
-Maintain stable operation of Idemitsu Oita Geothermal (steam supply 27,500kW and power generation 5,050kW)
-Consider/implement new projects (Oyasu, Amemasudake, etc.)
Production Volume Forecast (Oil/Gas) (thousand
boed)
(thousand
Production Volume Forecast (Coal) tons)
Tarawonga Malinau Muswellbrook
Ensham
Boggabri
*Figures based on interst owned by Idemitsu Group
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Segment Business Strategy: Other—Electronic Materials
Strengthen relationships with key Korean/Chinese display manufacturers
Strengthen proprietary development capabilities and expand strategic alliances with materials manufacturers
Capture increasing OLED demand by enhancing production capacity
OLED Materials Demand Forecasts
(Source ) Idemitsu calculations
(Units: tons)
Alliances Aimed at Business Expansion
Display Manufacturers
LG Display 2009 BOE 2017
Materials Manufacturers
Doosan Corporation 2015 Merck 2016 LG Chem 2017 Toray 2017
R&D Locations
Develop state-of-the-art technology in Japan and Europe (Switzerland)
Electronic Materials Division: Revenue Trend
(Ą100 millions)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Efforts towards New Business Creation
R&D
Strengthen R&D aimed at developing next-generation materials and expanding the functional materials business
- Reinforce product development framework at the 7 divisional laboratories
- Focus corporate research on developing next-generation materials
- Increase open innovation with universities/startups through CVC, etc.
Solid Electrolytes
Accelerate development of solid electrolytes, a key material for all-solid-state lithium ion batteries, which in turn are a key device for EVs, targeting market launch in early 2020
Creations of Businesses which Stimulate Local Activity
Create network businesses which enhance value of retailers’ network and allow for changes in store format
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Reference Materials
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Assumptions
Assumptions     FY2017 FY2018 FY2019 FY2020
Dubai    $/BBL 54.9 60.0 60.0 60.0
Crude Oil
Brent    $/BBL 54.3 62.5 62.5 62.5
Naphtha    Customs $/t 513 557 557 557
Coal    NEWC $/t 88.9 88.0 75.0 72.0
Foreign
Exchange    USD JPY/USD 112.0 111.0 111.0 111.0
Basic    PX $/t 854 862 904 914
Chemicals
(Asia)    SM $/t 1,220 1,243 1,264 1,084
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Operating Income by Accounting Segment
(including equity-method income)
Petroleum
Petrochemical
Resources
Others
Equity-method
income, etc.
(Ą100 millions)
(Ą100 millions)
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Resource Production Volume (Petroleum/Coal)
<Petroleum Production Volume>
Unit thousand BOED    FY2017 FY2018 FY2019 FY2020 Change (FY2017 vs FY2020)
Norway    33.4 26.9 25.9 23.2 (10.2) 69.5%
United Kingdom    3.3 0.0 0.0 0.0 (3.3)
Vietnam    0.0 0.0 0.0 7.4 7.4
Total    36.7 26.9 25.9 30.6 (6.1) 83.4%
<Coal Production Volume>
Unit thousand ton/year    FY2017 FY2018 FY2019 FY2020 Change (FY2017 vs FY2020)
Ensham(85%)    4,370 4,451 3,935 4,783 413 109.4%
Boggabri(80%)    5,650 5,669 5,920 6,160 510 109.0%
Muswellbrook    1,500 1,500 1,500 1,201 (299) 80.1%
Tarawonga(30%)    690 0 0 0 (690) -
Sub Total    12,210 11,620 11,355 12,144 (66) 99.5%
3     1,090 887 1,050 1,050 (40) 96.3%
Total Production Volume    13,300 12,507 12,405 13,194 (106) 99.2%
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Investment Breakdown
Units: Ą100 million    FY2018-2020 (Cumulative)
Segment    Strategic Renewals Total
Petroleum Products    940 850 1,790
Petrochemical Products    20 250 270
Resources    1,480 30 1,510
Other    90 40 130
Reconciliations (Corporate)    70 130 200
Total    2,600 1,300 3,900
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Net Debt/Equity Ratio Trend
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.

Cautionary Warnings About Forecasts
Any information about forecasts for the Company’s operating results, management strategy and management policy contained in this documents other than historical facts is prepared according to decisions made by the top management of the Company based on information available as of the publication of the document.
Actual business environments contain potential risk factors and uncertainties including economic situations, crude oil prices, trends in petrochemical products, markets conditions, currency exchange rates and interest rates.
Consequently, actual operating results of the Company may substantially differ from forecasts due to changes in the important factors mentioned above.
Copyright©2018Idemitsu Kosan Co.,Ltd. All Rights Reserved.